Exhibit 10.2

SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the “Agreement”) dated as of December 16, 2009, is by and among UNIVERSAL POWER GROUP, INC. (“Borrower”), MONARCH OUTDOOR ADVENTURES, LLC, UNIVERSAL BATTERY CORPORATION, and UNIVERSAL MOBILITY, INC., and any Subsidiary or other entity who may become a party hereto pursuant to the execution and delivery of a Subsidiary Joinder Agreement (including Borrower, each a “Debtor” and collectively the “Debtors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Secured Parties as that term is defined below (“Agent”).

R E C I T A L S:

          Borrower is entering into that certain Credit Agreement dated of even date herewith with Monarch Outdoor Adventures, LLC, the lenders party thereto (each individually a “Bank” and collectively, the “Banks”) and Agent (such agreement, as it may be amended or otherwise modified from time to time, herein the “Credit Agreement”). The execution and delivery of this Agreement is a condition to Agent’s and the Banks’ entering into the Credit Agreement and making the extensions of credit thereunder.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce Agent and the Banks to extend credit under the Credit Agreement, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions

          Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Collateral” has the meaning specified in Section 2.1.

          “Copyright License” means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any Copyright including the agreements identified for such Debtor on Schedule 3.5.

          “Copyrights” means, with respect to a Debtor, all of the following: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of the Debtor, including those identified for such Debtor on Schedule 3.5; (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

          “Copyright Security Agreement” means, with respect to a Debtor, a security agreement in a form satisfactory to Agent pursuant to which the Debtor grants to Agent, for the benefit of the Secured Parties, a first priority security interest in the Copyrights

SECURITY AGREEMENT, Page 1

and the Copyright Licenses for purposes of recording such security interest with any copyright office of a governmental unit.

“Foreign Subsidiary” has the meaning specified in Section 2.1(b)(ii).

“Intellectual Property” means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

          “Obligations” means the Deposit Obligations, Hedging Obligations, Loan Obligations, and all obligations, indebtedness, and liabilities of each Debtor under the Loan Documents, and, without limiting the generality of the foregoing, includes all reasonable fees, costs and out–of–pocket expenses (including attorneys’ fees): (a) of retaking, holding and preparing its Collateral for sale; (b) arising in connection with the sale thereof and (c) arising from the enforcement of any other right or remedy provided hereunder; provided that with respect to each Debtor other than Borrower, the obligations, indebtedness and liabilities of such Debtor secured by this Agreement shall be limited, with respect to such Debtor only, to an aggregate amount equal to the largest amount that would not render such Debtor’s obligations hereunder and under the other Loan Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

          “Patent License” means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any invention on which a Patent is in existence including the agreements identified for such Debtor on Schedule 3.5.

          “Patent Security Agreement” means, with respect to a Debtor, a security agreement in a form satisfactory to Agent pursuant to which the Debtor grants to Agent, for the benefit of the Secured Parties, a first priority security interest in the Patents and the Patent Licenses for purposes of recording such security interest with any patent office of a governmental unit.

          “Patents” means, with respect to a Debtor, all of the following: (a) all patents, patent applications and patentable inventions of the Debtor, including those identified for such Debtor on Schedule 3.5, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

          “Pledged Shares” means, with respect to a Debtor, the shares evidencing the capital stock, partnership interest, membership interests and other ownership interests identified for such Debtor on Schedules 2.1(b) or 2.1(c) attached hereto or on Schedule 1 to an amendment to this Agreement in the form of Exhibit A.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement in substantially the form of Exhibit “B”.

SECURITY AGREEMENT, Page 2

          “Trademark License” means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark, including the agreements identified for such Debtor on Schedule 3.5.

          “Trademarks” means, with respect to a Debtor, all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those identified for such Debtor on Schedule 3.5; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

          “Trademark Security Agreement” means, with respect to a Debtor, a security agreement in a form satisfactory to Agent which the Debtor grants to Agent, for the benefit of the Secured Parties, a first priority security interest in the Trademarks and the Trademark Licenses for purposes of recording such security interest with the trademark office of any governmental unit.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas.

          Section 1.2. Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Any definition of or reference to any agreement or other documentation herein shall be construed as referring to such agreement or documentation as from time to time the same may be amended or otherwise modified. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

ARTICLE II.

Security Interest

          Section 2.1. Security Interest. As security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns to Agent (for the benefit of the Secured Parties), and grants to Agent (for the benefit of the Secured Parties) a continuing security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively with respect to any Debtor or all Debtors, as the context requires, the “Collateral”):

                    (a) all accounts, money, cash, documents, chattel paper (including the chattel paper described on Schedule 2.1), instruments (including or in addition, the promissory notes described on

SECURITY AGREEMENT, Page 3

Schedule 2.1), the commercial tort claims described on Schedule 2.1(a), deposit accounts (including the deposit accounts identified on Schedule 3.2), general intangibles (including all supporting obligations and all Intellectual Property), all letters of credit (including the letters of credit described on Schedule 2.1); all other letter of credit rights and all products and proceeds of any of the foregoing;

                    (b) all investment property, including, or in addition to such investment property, the following:

                              (i) all the capital stock, partnership interests, membership interests and other ownership interests issued by, and all other ownership interest in, the Persons described on Schedule 2.1(b) and all Subsidiaries (other than Foreign Subsidiaries) hereafter created or acquired and owned by such Debtor, including the capital stock or other ownership interests described on Schedule 2.1(b);

                              (ii) all the capital stock, partnership interests, membership interests or other ownership interests specifically described on Schedule 2.1(c) (the issuers of such stock or other interests and any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America shall be referred to herein as the “Foreign Subsidiaries”) and so much of such Debtor’s right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries (other than any Subsidiary of a Foreign Subsidiary), whether now owned or hereafter acquired, as is necessary so that not more than and not less than sixty–five percent (65%) of the voting power of all classes of capital stock or other ownership interest in each such Foreign Subsidiary is subject to the security interest granted hereby in total hereunder (it being agreed that, with respect to capital stock or other ownership interests in any particular Foreign Subsidiary which are owned by more than one Debtor, the applicable percentage of such stock or other ownership interests excluded from the security interest granted hereby pursuant to this clause (ii) shall be allocated equally between or among all Debtors which own such capital stock or other ownership interests);

                              (iii) the commodity and security accounts described in Schedule 3.2; and

                              (iv) all products and proceeds of the foregoing; and

                    (c) all equipment, fixtures, inventory and other goods and all accessions thereto and all products and proceeds thereof; and

                    (d) all books and records (including correspondence, files, tapes, computer programs and records, print-outs and customer lists) and all products and proceeds of the foregoing.

          Section 2.2. Debtor Remains Liable. Notwithstanding anything to the contrary contained herein: (a) each Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of its rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under such documentation; (c) Agent shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement; and (d) Agent shall not be obligated to perform any of the obligations of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECURITY AGREEMENT, Page 4

ARTICLE III.

Representations and Warranties

          To induce Agent and the Banks to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to Agent and the Secured Parties that:

          Section 3.1. Location of Equipment, Fixtures and Inventory; Third Parties in Possession. As of the date hereof, all of its equipment, fixtures and inventory are located at the places specified in Schedule 3.1 for such Debtor. Schedule 3.1 correctly identifies the landlords or mortgagees, if any, of each of its locations identified in Schedule 3.1. Except for the Persons identified on Schedules 3.1 and 3.2 who hold Collateral in the capacity designated thereon and any other Person hereafter identified pursuant to Section 4.3, no Person other than such Debtor or Agent has possession or control of any of its Collateral. None of its Collateral other than property acquired by such Debtor within the last four months has been located in any location within the past four completed calendar months prior to the date hereof other than as set forth on Schedule 3.1 for such Debtor. It does not have any aircraft, any railcars or any vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage Act) or for which an application for documentation is pending.

          Section 3.2. Deposit, Commodity and Securities Accounts; Other Investment Property. As of the date hereof, Schedule 3.2 correctly identifies all deposit, commodity and securities accounts maintained by such Debtor and the institutions holding such accounts and all lockbox agreements it has entered into with the institutions reflected thereon. No Person other than such Debtor and Agent has control over any investment property or any deposit accounts. None of the Collateral consisting of interests in a partnership or limited liability company are evidenced by a certificate, except as set forth on Schedule 2.1(b), nor has any such interest been designated a “security” governed by the provisions of Article 8 of the UCC.

          Section 3.3. Office Locations; Fictitious Names; Predecessor Companies; Tax and Organizational Identification Numbers. As of the date hereof, its chief executive office and jurisdiction of organization are located at the place or places identified for it on Schedule 3.1 or pursuant to Section 4.4. Within the last four completed calendar months prior to the date hereof it has not had any other chief executive office or jurisdiction of organization except as disclosed on Schedule 3.1. Schedule 3.1 also sets forth as of the date hereof all other places where it keeps its books and records and all other locations where it has a place of business. It does not do business and has not done business during the past five completed calendar years prior to the date hereof under any name, trade-name or fictitious business name except as disclosed on Schedule 3.3. Schedule 3.3 sets forth an accurate list of all names of all of its predecessor companies including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief executive office and jurisdiction of organization of each such predecessor company and each jurisdiction in which any Collateral purchased from such companies was located at the time of purchase. For purposes of the foregoing, a “predecessor company” shall mean, with respect to any Debtor, any entity whose assets or equity interests are acquired by such Debtor or who was merged with or into such Debtor within the last four months prior to the date hereof. As of the date hereof, it is a registered organization and its United States Federal Income Tax identification number and organizational identification number are each identified on Schedule 3.3.

          Section 3.4. Delivery of Collateral. Except as provided by Section 4.2, it has delivered to Agent all Collateral the possession of which is necessary to perfect the security interest of Agent therein.

          Section 3.5. Intellectual Property. All of its Intellectual Property that is registered with or for which an application for registration has been filed with any Governmental Authority as of the date hereof is identified on Schedule 3.5, and such information is true, correct and complete.

SECURITY AGREEMENT, Page 5

          Section 3.6. Chattel Paper and Letters of Credit. As of the date hereof, all of its chattel paper and letters of credit are described on Schedule 2.1. No Person has possession or control of any of its chattel paper, letters of credit or letter of credit rights except as disclosed pursuant to Section 3.1.

          Section 3.7. Disclosure on Other Schedules. As of the date hereof: (i) Schedule 2.1 correctly and completely identifies all promissory notes and other instruments (other than checks received in the ordinary course of business) owned by it; (ii) Schedule 2.1(a) correctly and completely identifies all of its commercial tort claims, (iii) Schedules 2.1(b) and 2.1(c) correctly and completely identify all of its Subsidiaries and the ownership interests issued by each such Subsidiary and owned by such Debtor.

ARTICLE IV.

Covenants

          Each Debtor covenants and agrees with Agent that until all Loan Obligations and Hedging Obligations have been Fully Satisfied:

          Section 4.1. Accounts; Modifications. It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected, as and when due, any and all amounts owing under its accounts and payment intangibles. Without the prior written consent of Agent, it shall not, except in the ordinary course of business when no Event of Default exists: (a) grant any extension of time for any payment with respect to any of its accounts or payment intangibles beyond 120 days after such payment’s due date; (b) compromise, compound, or settle any of its accounts or payment intangibles for less than the full amount thereof; (c) release, in whole or in part, any Person liable for payment of any of its accounts or payment intangibles; (d) allow any credit or discount for payment with respect to any of its accounts or payment intangibles other than trade or other customary discounts granted in the ordinary course of business; or (e) release any Lien, guaranty or other supporting obligation securing any of its accounts or payment intangibles unless the amounts secured thereby have been paid. Except as permitted by the Credit Agreement, it shall not, except in the ordinary course of business when no Default exists, amend or otherwise modify the contractual terms governing any Collateral.

          Section 4.2. Further Assurances; Exceptions to Perfection; Post Closing Obligation. At any time and from time to time, upon the reasonable request of Agent and at such Debtor’s sole expense, it shall promptly execute and deliver all such further documentation and take such further action as Agent may reasonably deem necessary or appropriate to preserve, perfect and protect its security interest in the Collateral and carry out the provisions and purposes of this Agreement and to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. In furtherance of the foregoing, each Debtor hereby authorizes Agent to file, in the offices of the appropriate governmental unit or units, financing statements naming it as debtor and Agent as secured party, and, where appropriate, with such changes thereto necessary to file such financing statement as a fixture filing in the applicable real property records, in each case as Agent may deem reasonably appropriate.

                    (a) Specific Required Actions.

          Without limiting the generality of the foregoing provisions of this Section 4.2 but subject to Section 4.2(b), it shall:

                              (i) take such action as Agent may request to permit Agent to have control over any investment property, any deposit account, letter of credit rights or chattel paper;

                              (ii) deliver to Agent all chattel paper, instruments, negotiable documents and letters of credit and any other Collateral the possession of which is necessary to perfect the security

SECURITY AGREEMENT, Page 6

interest therein, duly endorsed and/or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Agent;

                              (iii) deliver any and all certificates of title, applications for title or similar evidence of ownership of equipment and cause Agent to be named as lienholder thereon;

                              (iv) execute and deliver to Agent a Copyright Security Agreement, a Patent Security Agreement and/or Trademark Security Agreement, as applicable;

                              (v) obtain and deliver to Agent any waivers, subordinations or acknowledgments from any third party who has possession or control of any Collateral, including any agent, landlord or bailee; and

                              (vi) execute and deliver to Agent such other documentation as Agent may reasonably require to perfect, protect and maintain the validity, effectiveness and priority of the Liens intended to be created by this Agreement.

                    (b) Exceptions to Perfection. Notwithstanding the foregoing however, if (but only if) no Default exists and except as may be otherwise required by the Credit Agreement or any other Loan Document:

                              (i) a Debtor may retain for collection in the ordinary course of business checks representing proceeds of accounts received in the ordinary course of business;

                              (ii) a Debtor may retain any letters of credit and money received or held in the ordinary course of business;

                              (iii) a Debtor may retain and utilize in the ordinary course of business all dividends and interest paid in respect to any of the Pledged Shares or any other investment property;

                              (iv) a Debtor may retain any documents received and further negotiated in the ordinary course of business; and

                              (v) a Debtor shall not be required to:

                                        (A) deliver, or cause Agent’s security interest to be noted thereon, any certificate of title evidencing any equipment which is (1) subject to an operating or capital lease or other purchase money financing permitted by the Credit Agreement, or (2) has a book value of $50,000 or less as long as the total amount of equipment excluded under this clause (2) does not exceed an aggregate amount equal to $500,000;

                                        (B) grant Agent control over any chattel paper or letter of credit right;

                                        (C) take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of Agent in the equity interest of the Foreign Subsidiaries pledged pursuant hereto or in any Intellectual Property registered outside the Untied States of America;

                                        (D) obtain and deliver to Agent, for the purpose of any fixture filings to be made by Agent, real property descriptions for any of such Debtor’s locations or places of business other than those locations or places of business owned by such Debtor;

SECURITY AGREEMENT, Page 7

                                        (E) grant Agent control over any deposit account prior to the date that is sixty (60) days after the date hereof; or

                                        (F) take any action to grant a Lien in favor of Agent on any real property including delivery of a fully executed deed of trust or mortgage, title insurance policies, landlord consent, estoppel and nondisturbance agreements, first lien holder consents, surveys, appraisals, environmental reports and the other documentation reasonably requested by the Agent or otherwise required by applicable law with respect to any such owned real property.

          If a Default exists and Agent so requests, then the Debtors shall take such action as Agent may reasonably request to perfect and protect the security interests of Agent in all of the Collateral including any of the Collateral described in clauses (A) through (F) above, including the following actions: (i) the delivery to Agent of all Collateral the possession of which is necessary to perfect the security interest of Agent therein; (ii) the actions described in clauses (A) through (F) above, and (iii) instructing all account debtors to make payment on accounts any other Collateral to a post office box or boxes or to a deposit account under the control and in the name of Agent. Each Debtor agrees that if any proceeds of any Collateral (including payments made in respect of accounts or payment intangible) shall be received by it while a Default exists and Agent so requests, it shall promptly deliver such proceeds to Agent with any necessary endorsements and, until such proceeds are delivered to Agent, such proceeds shall be held in trust by it for the benefit of Agent and shall not be commingled with any other funds or property of it.

          Section 4.3. Third Parties in Possession of Collateral. Except as otherwise permitted by Section 4.2, each Debtor shall not permit any third Person to have or obtain possession of or control over any Collateral, unless such Debtor shall: (a) notify such third Person of the security interests created hereby; (b) instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions (which instructions may only be provided by Agent during the existence of a Default and otherwise in accordance with this Agreement and the other Loan Documents); and (c) subject to Section 4.2, take all other actions Agent reasonably deems necessary to perfect and protect its and such Debtor’s interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third Person is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and it as secured party and notifying the third Person’s secured lenders of its interest in such Collateral before the third Person receives possession of the Collateral in question).

          Section 4.4. Corporate Changes. It shall not change its name, jurisdiction of organization, or corporate structure in any manner that could reasonably be expected to make any financing statement filed in connection with this Agreement seriously misleading or its United States Federal Tax identification number or organizational identification number unless it shall have given Agent thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by Agent to protect its security interest in the Collateral with the priority required by the Credit Agreement and/or this Agreement.

          Section 4.5. Equipment, Fixtures and Inventory. It shall keep its equipment, fixtures and inventory at (or in transit to) any of its locations specified on Schedule 3.1 hereto or, upon fifteen (15) days prior written notice to Agent, at such other places within the United States of America where all action required to perfect and protect Agent’s security interest in such Collateral with the priority required by the Credit Agreement and/or this Agreement shall have been taken. It shall notify Agent if it acquires after the date hereof any equipment for which a certificate of title has been issued, any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and shall take all action reasonably deemed necessary or desirable by Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement and/or this Agreement.

SECURITY AGREEMENT, Page 8

          Section 4.6. Warehouse Receipts Non-Negotiable. It agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is delivered to Agent.

          Section 4.7. Voting Rights; Distributions, etc. So long as no Default has occurred, it shall be entitled to (a) receive all cash dividends and other distributions paid in respect of the Pledged Shares or other investment property and (b) exercise any and all voting and other consensual rights (including the right to give consents, waivers and notifications) pertaining to any of the Pledged Shares or any other investment property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of Agent which would be inconsistent with or violate any provision of this Agreement or any other Loan Document.

          Section 4.8. Additional Investment Property and Instruments. It agrees that it will: (a) not permit any issuer of any of the Pledged Shares to issue any shares of stock, or any other equity, partnership, membership or other ownership interest, any notes or other securities or instruments in addition to or in substitution for any of the Collateral unless specifically permitted by the Credit Agreement; (b) pledge hereunder, immediately upon its acquisition thereof, any and all such shares of stock or other equity, partnership, membership and other ownership interests, notes or other securities or instruments (including any of the same received from a Subsidiary created or acquired after the date hereof; provided that a Debtor shall not be required to pledge (i) more than 65% of the voting power of all classes of capital stock issued by any Foreign Subsidiary or (ii) any shares of capital stock of a Subsidiary of a Foreign Subsidiary), and (c) promptly (and in any event within five (5) Business Days) deliver to Agent an amendment hereto, duly executed by it, in substantially the form of Exhibit “A” (an “Amendment”), in respect of such shares of stock, other ownership interests, notes or other securities or instruments, together with all certificates, notes or other instruments representing or evidencing the same. It hereby (A) authorizes Agent to attach each Amendment to this Agreement, and (B) agrees that all such shares of stock and other ownership interests, notes or other securities or instruments listed on any Amendment delivered to Agent shall for all purposes hereunder constitute Collateral. If any of the Collateral consists of interests in a partnership or limited liability company, it shall not permit such interest to be evidenced by a certificate (except for those interests evidenced by a certificate as of the date hereof as described on Schedule 2.1(b)) or to become a “security” governed by the provisions of Article 8 of the UCC.

          Section 4.9. Intellectual Property Covenants. If it acquires or creates any new Intellectual Property that is registered with or for which an application for registration has been filed with any Governmental Authority, it shall give to Agent prompt written notice thereof, and shall execute and deliver, in form and substance reasonably satisfactory to Agent, a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, describing any such new Intellectual Property. It shall: (a) prosecute diligently any Copyright, Patent, or Trademark application at any time pending which is necessary for the conduct of its business; (b) make application on all new Copyrights, Patents and Trademarks as it may reasonably deem appropriate; (c) preserve and maintain all rights in the Intellectual Property that is necessary for the conduct of its business; and (d) obtain any consents, waivers or agreements requested by Agent which are reasonably necessary to enable Agent to exercise its remedies with respect to the Intellectual Property. It shall not abandon any pending Copyright, Patent or Trademark application, or registration or issuance for any Copyright, Patent, Trademark or any other Intellectual Property which is necessary for the conduct of its business without the prior written consent of Agent. It shall not amend or otherwise modify any Trademark License, Copyright License or Patent License except as such amendment or modification would not reasonably be expected to have a Material Adverse Effect.

SECURITY AGREEMENT, Page 9

          Section 4.10. Deposit, Commodity and Security Accounts. It shall not open any new deposit, commodity or security account or otherwise utilize any such account other than the accounts identified on Schedule 3.2 unless it shall have given Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Agent to cause its security interest therein to be perfected with priority required by the Credit Agreement and/or this Agreement. When no Default exists, it may make purchases and sales of investment property in any commodity or security account in accordance with the restrictions on investment set out in the Credit Agreement and may make withdrawals from its deposit, commodity and security accounts. When a Default exists, it shall not be authorized to make purchases and sales of the investment property in any commodity or security account and shall not be authorized to make any withdrawals from any deposit account. It will not give any party control over any investment property or deposit account.

          Section 4.11. Chattel Paper and Letters of Credit. It will not give any party control over any letter of credit right or electronic chattel paper. It will not create any chattel paper without placing a legend on the chattel paper acceptable to Agent indicating that Agent has a security interest in the chattel paper.

          Section 4.12. Commercial Tort Claims. It will amend Schedule 2.1(a) hereto and otherwise grant to Agent a security interest in any pending commercial tort claim that arises after the date hereof.

          Section 4.13. Transfers; Liens. It shall not sell, lease, transfer or otherwise dispose of any of its Collateral or any right, title or interest therein and shall not permit any of its Collateral to become subject to any Lien, except in each case as permitted by the Credit Agreement.

ARTICLE V.

Rights of Agent

          Section 5.1. POWER OF ATTORNEY. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH DEBTOR OR IN ITS OWN NAME, TO TAKE, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH AGENT AT ANY TIME WHEN A DEFAULT EXISTS AND FROM TIME TO TIME DURING THE OCCURRENCE AND CONTINUANCE OF A DEFAULT REASONABLY DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT HEREBY GIVES AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN AGENT’S OWN NAME TO DO ANY OF THE FOLLOWING WHEN A DEFAULT HAS OCCURRED, WITH NOTICE TO BORROWER BUT WITHOUT THE CONSENT OF ANY DEBTOR:

                    (a) to demand, sue for, collect or receive, in the applicable Debtor’s name or in Agent’s own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral or any policy of insurance;

                    (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

SECURITY AGREEMENT, Page 10

                    (c) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by Agent and to receive, open, and dispose of mail addressed to the Debtor;

                    (d) (i) to direct account debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, Agent or as Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral (including any Liens or any supporting obligation securing or supporting the payment thereof); (v) to defend any suit, action or proceeding brought against it with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as Agent may determine; (viii) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property (subject to the rights of third parties under pre-existing licenses); (xi) to endorse its name on all applications and other documentation necessary or desirable in order for Agent to use any of the Intellectual Property included in the Collateral; (xii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xiii) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and the Debtors’ expense, at any time, or from time to time, all acts and things which Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and Agent’s security interest therein.

          THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.10. Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Agent nor any Person designated by Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien or supporting obligation given to secure the Collateral.

          Section 5.2. Possession; Reasonable Care. Agent may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of Agent, of any or all of the Collateral that Agent has a right to possess. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property; it being understood that Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Agent has or is

SECURITY AGREEMENT, Page 11

deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

ARTICLE VI.

Default

          Section 6.1. Rights and Remedies. If an Event of Default has occurred, Agent shall have the following rights and remedies:

                    (a) In addition to all other rights and remedies granted to Agent in this Agreement (including those set forth in Article 5 hereof) or in any other Loan Document or by applicable law, Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, Agent may: (i) without demand or notice to any Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and, in the event Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action; (ii) apply the balance of Debtor’s deposit account held by Agent to Debtor’s Obligations; (iii) instruct any bank holding any Debtor’s deposit accounts to pay the balance of such deposit account to or for the benefit of Agent; and/or (iv) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Agent’s offices or elsewhere, for cash, on credit or for future delivery, on an “as is” and “with all faults” basis, with a disclaimer of all warranties (including warranties of title, possession, quiet enjoyment and the like and all warranties of merchantability and fitness) and upon such other terms as Agent may deem commercially reasonable or otherwise as may be permitted by law. Neither Agent nor any Bank shall have any obligation to clean–up or otherwise prepare the Collateral for sale if Agent determines that it is not beneficial to do so or if its costs to do so outweigh the benefits expected to be received thereby. Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof. Upon the request of Agent after an Event of Default, each Debtor shall within ten (10) days (or within such longer number of days as Agent may approve): (i) assemble its Collateral and (ii) make it available to Agent at any place or places designated by Agent that are reasonably convenient to it and Agent. Each Debtor agrees that Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided that no such notice shall be required with respect to any Collateral that is perishable, that threatens to decline speedily in value or is a type customarily sold on the recognized market. Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by Agent in connection with the collection of its Obligations and the enforcement of Agent’s rights under this Agreement and arising as a result hereof. Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral applied to its Obligations are insufficient to pay its Obligations in full. Agent may apply the Collateral against the Obligations as provided in the Credit Agreement and, when applying the Collateral against the

SECURITY AGREEMENT, Page 12

Obligations, unless otherwise provided in the Credit Agreement, any Obligations which are purchase money obligations or represent proceeds of loans utilized to acquire the Collateral shall be deemed to be paid last. Each Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral. Any proceeds received or held by Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and then or at any time thereafter applied in whole or in part by Agent against, the Obligations in the order permitted by the Credit Agreement. Any surplus of such proceeds and interest accrued thereon, if any, held by Agent and remaining after the Loan Obligations and Hedging Obligations have been Fully Satisfied and payment in full of all the Deposit Obligations then due and payable and the termination of all Commitments and Letters of Credit under the Credit Agreement shall be promptly paid over to the Debtor entitled thereto or to whomsoever may be lawfully entitled to receive such surplus. Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

                              (i) Agent may cause any or all of the Collateral held by it to be transferred into the name of Agent or the name or names of Agent’s nominee or nominees.

                              (ii) Agent may exercise any and all of the rights and remedies of any Debtor under or in respect of the Collateral, including any and all rights to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and, subject to Section 4.7, any and all voting rights and corporate powers in respect of the Collateral. Each Debtor shall execute and deliver (or cause to be executed and delivered) to Agent all such proxies and other documentation as Agent may reasonably request for the purpose of enabling Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (iii) and to receive the dividends, interest and other amounts which it is entitled to receive hereunder.

                              (iii) Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                              (iv) On any sale of the Collateral, Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Agent’s counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental unit. Such compliance will not be considered to adversely affect the commercial reasonableness of any sale of any Collateral.

                              (v) For purposes of enabling Agent to exercise its rights and remedies under this Section 6.1 and enabling Agent and its successors and assigns to enjoy the full benefits of the Collateral in each case as Agent shall be entitled to exercise its rights and remedies under this Section 6.1, each Debtor hereby grants to Agent a nonexclusive license, effective upon and irrevocable during the continuance of a Default (exercisable without payment of royalty or other compensation to it but subject to the rights of third parties under pre-existing licenses) to use, assign, license or sublicense any of its Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof; and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent any Trademark included in such license from claims of invalidation, unenforceability or abandonment. This license shall also inure to the benefit of all successors, assigns and transferees of Agent.

                              (vi) If Agent sells any of the Collateral of a Debtor on credit, such Debtor will be credited only with payments actually made by the purchaser, received by Agent and applied to the

SECURITY AGREEMENT, Page 13

indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral and the applicable Debtor shall be credited with the proceeds of the sale.

          Section 6.2. Private Sales. Each Debtor recognizes that Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the “Securities Act”) and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Neither Agent nor any Bank shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so. Each Debtor further agrees to do or cause to be done, to the extent that it may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental units, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense, other than filing and keeping effective a registration statement with respect to any Pledged Shares.

          Section 6.3. Standards for Exercising Remedies. To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Agent: (a) to fail to incur expenses reasonably deemed significant by Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by Agent, to obtain the services of brokers, investment bankers, consultants and other professionals (including Agent and its affiliates) to assist Agent in the collection or disposition of any of the Collateral; or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral. Each Debtor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed

SECURITY AGREEMENT, Page 14

commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Debtor or to impose any duties upon Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE VII.

Miscellaneous

          Section 7.1. No Waiver; Cumulative Remedies. No failure on the part of Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

          Section 7.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Debtor, Agent, the Secured Parties and respective successors and assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Banks and Agent may not appoint a successor Agent except in accordance with the Credit Agreement.

          Section 7.3. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. Except as contemplated by the execution and delivery of a Subsidiary Joinder Agreement or an Amendment (which only needs to be signed by the party thereto), the provisions of this Agreement may be amended or waived only by an instrument in writing signed by all of the parties hereto and the number of Banks required by the Credit Agreement.

          Section 7.4. Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement and, if to any Debtor, at the address for notices of Borrower set forth therein.

          Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without regard to the conflicts of law provisions thereof) and the applicable laws of the United States of America.

          Section 7.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

          Section 7.7. Survival of Representations and Warranties. All representations, warranties and certifications made in this Agreement or in any documentation delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Agent shall affect the representations, warranties and certifications or the right of Agent or any Secured Party to rely upon them.

SECURITY AGREEMENT, Page 15

          Section 7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          Section 7.9. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 7.10. Termination; Release. When all Loan Obligations and Hedging Obligations have been Fully Satisfied and Agent is not exercising remedies under the Loan Documents, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated in the Loan Documents to survive termination) of each Debtor under this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral granted to Agent under this Agreement shall revert to the Debtors. Agent shall, upon the written request, execute and deliver to Debtors proper documentation acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of Agent and has not previously been sold or otherwise applied pursuant to this Agreement. Prior to termination, Liens on any Collateral may be released in accordance with Section 11.8 of the Credit Agreement.

          Section 7.11. Obligations Absolute. All rights and remedies of Agent hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Loan Documents; (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; (c) any exchange, release, or nonperfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee or other supporting obligation, for all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor or surety

SECURITY AGREEMENT, Page 16

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

UNIVERSAL POWER GROUP, INC.

By:
Name:	Ian Edmonds
Title:	President

MONARCH OUTDOOR ADVENTURES, LLC

By:
Name:	Ian Edmonds
Title:	Manager

UNIVERSAL BATTERY CORPORATION

By:
Name:	Ian Edmonds
Title:	President

UNIVERSAL MOBILITY, INC.

By:
Name:	Ian Edmonds
Title:	President

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Agent for the Secured Parties

By:
Clint Bryant, Senior Vice President

SECURITY AGREEMENT, Page 17